PEPSI-COLA PUERTO RICO BOTTLING COMPANY
                      CERTIFICATE OF AMENDMENT OF BY-LAWS

      The  undersigned, Secretary of Pepsi-Cola Puerto  Rico  Bottling  Company

(the "Corporation"),  hereby  certifies  that  the following  amendments to the

Amended and Restated By-laws  of the Corporation (the "By-laws")  were approved in a meeting  of the Board  of Directors of the Corporation held on January 24,

1998:

      "Sections 1, 2, 3 and 4 of Article  IV  of the By-laws are hereby amended and modified in their entirety to read as follows:


                          ARTICLE IV  INDEMNIFICATION

SECTION 1. INDEMNIFICATION. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable case to believe that his conduct was unlawful.

      (b) The corporation shall indemnify any person who was or is a party or is treated to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the state of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the state of Delaware or such other court shall deem proper.

      (c) To the extent that any person referred to in the preceding two paragraphs has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 2.  AUTHORIZATION.  Any indemnification under paragraphs (a) and (b) of
Section 1 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b) of Section 1 of this Article. Such determination shall be made, at the option of the person seeking indemnification, by one of the following: (a) by the board of directors by a majority vote of directors who are not parties to such action, suit or proceedings, or (b) by independent legal counsel selected by the person seeking indemnification from among the law firms listed in Schedule __ or which are otherwise reasonably acceptable to the

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corporation, in a written opinion, or (c) if agreed upon by the corporation, by
the  shareholders.   In   making   such   determination,  the   person  seeking
indemnification under this Article shall be presumed to have met the applicable standard of conduct set forth in Section 1 of this Article, which presumption may be rebutted with evidence to the contrary. This determination shall be made by the board of directors or independent legal counsel, as the case may be, as promptly as possible after submission to such board of directors or legal counsel, and, to the extent possible, within 30 days of such submission. A determination made in accordance with this Section shall not be deemed to affect any right to judicial review of such determination that a person seeking indemnification under this Article may have under applicable law.

SECTION 3. EXPENSE ADVANCE. Expenses incurred by a present or former officer or director in defending a civil or criminal action, suit, investigation or administrative matter (hereinafter called "Indemnificable Events") in which such person is named as a party, subject or witness, or brought against such person, by reason of his serving or acting, or having served or acted as a director or officer, or arising or allegedly arising, directly or indirectly, out of any act, omission, occurrence or event involving such person, shall be paid by the corporation in advance of the final disposition or completion of such Indemnifiable Event upon the written request of such person and compliance with the other requirements of this Section. A person requesting payments under this Section shall be required to execute an undertaking to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized herein and furnish or file with the corporation any other document required by law. Unless required by law, such undertaking need not be secured. After receipt by the corporation of such executed undertaking and any other documents required by law, payment shall be made by the corporation promptly after receipt by it of a reasonably detailed invoice for any such expenses, certified by the person seeking reimbursement or the payment of the invoice, to the effect that such expense was actually incurred  by  him  in  connection  with  his  defense  of  a  claim  for  which indemnification could be sought under this Article. It is the intent of the corporation that the provisions of this Article be mandatory in operation and not subject to the discretion of the corporation. Further, fees and expenses shall be recoverable from the corporation, by any person adjudged or determined to be entitled to indemnity hereunder, if such fees and expenses are incurred in order to enforce this Article with respect to advancement of expenses or indemnification.

      Expenses incurred by other employees, trustees and agents of the corporation may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

SECTION 4. CONTRACTUAL RIGHTS: APPLICABILITY OF AMENDMENTS INTERPRETATION. The rights under this Article to Indemnification and to the advancement or reimbursement of expenses, (i) are and shall be contract rights based upon good and valuable consideration, pursuant to which the persons in favor of whom such rights are created may sue as if the provisions of this Article were set forth in a separate written contract or contracts between such persons and the corporation, and (ii) shall continue and remain available and enforceable, after any revocation or restricted modification thereof, as to Indemnifiable Events occurring or having occurred prior to such relocation or modification. To the extent that any amendment to this Article (including the amendment adopted on January 24, 1998) establishes specific procedures relating to indemnification and advancement of expenses or grants additional rights to persons covered hereunder, such procedures and additional rights shall only be applicable with respect to Indemnifiable Events relating to events or actions or omissions by such persons in their capacity as director, officer, employee or agent of the corporation, in each case occurring after the date of such amendment. This Article is intended to grant indemnification to persons covered hereby only to the maximum extent permitted by applicable law.

      2. The other sections of Article IV of the By-laws shall remain unmodified, unaltered and unchanged and in full force and effect."

      Except for the amendments set forth above, the By-laws have not been otherwise amended, repealed or revoked.

                                     -2-
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      This  Certificate of Amendment of the By-laws of Pepsi-Cola  Puerto  Rico
Bottling Company is issued on this 11th day of June, 1998.

                                             PEPSI-COLA PUERTO RICO
                                             BOTTLING COMPANY

[Seal]

                                             By: /s/ Lawrence Odell
                                                 _________________________
                                                      Secretary

                                     -3-
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